STOCK PURCHASE AGREEMENT

                                     AMONG,

                            KEY ENERGY DRILLING, INC.
                                       AND
                                JACK B. LOVELESS,
                                  JIM MAYFIELD

                                       AND

                                  J. W. MILLER









                          Dated as of January 30, 1998

                            Stock Purchase Agreement

This Stock Purchase Agreement (this "Agreement") is entered into as of January 30, 1998 by and among Key Energy Drilling, Inc., a Delaware corporation ("Buyer"), and Jack B. Loveless ("Loveless") Jim Mayfield ("Mayfield"), and J.
W. Miller ("Miller") (collectively, Loveless, Mayfield and Miller are referred to herein as the "Shareholders").

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                                        WITNESSETH
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Whereas,  Buyer is a corporation  duly organized and validly  existing under the laws of the State of Delaware, with its principal executive offices at Two Tower Center, Twentieth Floor, East Brunswick, New Jersey 08816; and

Whereas, Kingsley Enterprises, Inc. d/b/a Legacy Drilling Co. (the "Company") is a corporation duly organized and validly existing under the laws of the state of Texas, with its principal executive offices at 101 Market Street, Tye, Texas 79563; and

Whereas, the Shareholders own 5,000 shares (the "Company Shares") of common stock, par value $1.00 per share, of the Company (the "Company Common Stock"), which constitutes all of the issued and outstanding shares of capital stock of the Company; and

Whereas, the Shareholders desire to sell to Buyer, and Buyer desires to purchase from the Shareholders all of the issued and outstanding capital stock of the Company.

Now, Therefore, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:


                                    ARTICLE 1

                                Purchase and Sale

1.1. Purchase and Sale of the Company Shares. Subject to the terms and conditions of this Agreement, on the date hereof, the Shareholders agree to sell and convey to Buyer, free and clear of all Encumbrances (as defined in Section
2.1.8.1 hereof), and Buyer agrees to purchase and accept from the Shareholders, all of the Company Shares. Subject to adjustment as hereinafter provided in this Agreement, the total purchase price for the Company Shares is $2,620,480.00 (exclusive of the consideration paid by Buyer to the Shareholders for their covenants of non-competition pursuant to Section 3.1), payable by Buyer to Shareholders in immediately available funds, with such funds to be paid 80% to Jackie Loveless, 10% to Jim Mayfield and 10% to J. W. Miller, less the Escrowed Funds as provided for in Section 1.3 hereof.


1.2. Delivery of the Company Certificates. The Shareholders shall deliver to Buyer at the Closing duly and validly issued certificate(s) representing all of the Company Shares, each such certificate having been duly endorsed in blank and in good form for transfer or accompanied by stock powers duly executed in blank, sufficient and in good form to properly transfer such shares to Buyer.

1.3 Escrowed Funds; Adjustment of Purchase Price. At the Closing, Buyer, the Shareholders and the Escrow Agent (as defined in the Escrow Agreement) shall enter into an Escrow Agreement in the form of Exhibit A (the "Escrow Agreement") pursuant to which Buyer shall deposit (out of the total consideration described in Section 1.1) the sum of $262,480.00 (the "Escrowed Funds") into an account established thereunder (the "Escrow Account"). Buyer shall cause to be prepared and delivered to the Shareholders a balance sheet of the Company as of the date hereof (the "Final Balance Sheet") within sixty (60) days after the date hereof
 . Buyer and the Shareholders shall jointly review the Final Balance Sheet, endeavor in good faith to resolve all disagreements regarding the entries thereon and reach a final determination thereof within 90 days from the date hereof (the "Final Determination"). Within 10 days of the Final Determination, the following adjusting payments shall be made:

(a) If (i) the sum of (A) the Final Net Current Value of the Company (defined below) plus (B) the Capital Expenditure Allowance (defined below) equals or exceeds (ii) the 10/31 Net Current Value of the Company (defined below), the Escrowed Funds shall be paid to the Shareholders (the "Cash Adjustment Payment").

(b) If (i) the sum of (A) the Final Net Current Value of the Company plus (B) the Capital Expenditure Allowance is less than (ii) the 10/31 Net Current Value of the Company, a deduction shall be made to the Escrowed Funds (up to the full amount thereof) to the extent of such amount and paid to Buyer with the remaining amount (if any) of the Escrowed Funds paid to the Shareholders.

(c) If (i) the sum of (A) the Final Net Current Value of the Company plus (B) the Capital Expenditure Allowance is greater than (ii) the 10/31 Net Current Value of the Company, Buyer shall make or cause the Company to make a payment to the Shareholders to the extent of such amount.

The term "Final Net Current Value of the Company" means the dollar value of the amount by which (i) the "Total Current Assets" plus the "Other Assets" as recorded on the "Final Balance Sheet" exceeds (ii) the "Total Liabilities" (including up to $310,000 to purchase the drilling rig which is presently leased to the Company) as recorded on the "Final Balance Sheet". The term "10/31 Net Current Value" of the Company means negative $829,520. The term Capital Expenditure Allowance means the amount of Capital Expenditures made by the Company from December 15, 1997 to the Closing Date approved by Buyer and which expands the capability of the business of the Company.


                                  ARTICLE 2

                         Representations and Warranties

2.1. Representations and Warranties of the Shareholders. Each of the Shareholders jointly and severally represents and warrants (except as to sections 2.1.2(a) and 2.1.4, Mayfield and Miller make each representation and warranty to the knowledge of each, while the representations and warranties of Mayfield and Miller in sections 2.1.2(a) and 2.1.4 and all of the representations and warranties of Loveless made in this Article 2 are absolute, unconditioned and unqualified) to Buyer the following as of the Closing Date:

2.1.1. Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Texas, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on its financial condition, properties or business.

2.1.2. Agreement Authorized and its Effect on Other Obligations. (a) Each of the Shareholders is a resident of Texas, above the age of 18 years, and has the legal capacity and requisite power and authority to enter into, and perform his or her obligations under this Agreement. This Agreement is a valid and binding obligation of each of the Shareholders enforceable against each of the Shareholders (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. (b) The execution, delivery and performance of this Agreement by the Shareholders will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the Certificate of Incorporation or Bylaws of the Company or (ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which the Company or any of the Shareholders is a party or by which the Company or any of the Shareholders or their respective properties are bound.


2.1.3. Capitalization. The authorized capitalization of the Company consists of 5,000 shares of Company Common Stock, of which, as of the date hereof, 5,000 shares were issued and outstanding and held beneficially and of record by the Shareholders. On the date hereof, the Company does not have any outstanding options, warrants, calls or commitments of any character relating to any of its authorized but unissued shares of capital stock. All issued and outstanding shares of Company Common Stock are validly issued, fully paid and non-assessable and are not subject to preemptive rights. None of the outstanding shares of the Company Common Stock is subject to any voting trusts, voting agreement or other agreement or understanding with respect to the voting thereof, nor is any proxy in existence with respect thereto.

2.1.4. Ownership of the Company Shares. The Shareholders hold good and valid title to all of the Company Shares, free and clear of all Encumbrances. The Shareholders possess full authority and legal right to sell, transfer and assign to Buyer the Company Shares, free and clear of all Encumbrances. Upon transfer to Buyer by the Shareholders of the Company Shares, Buyer will own the Company Shares free and clear of all Encumbrances. There are no claims pending or, to the knowledge of any of the Shareholders, threatened, against the Company or any of the Shareholders that concern or affect title to the Company Shares, or that seek to compel the issuance of capital stock or other securities of either the Company.

2.1.5. No Subsidiaries. There is no corporation, partnership, joint venture, business trust or other legal entity in which the Company, either directly or indirectly through one or more intermediaries, owns or holds beneficial or record ownership of at least a majority of the outstanding voting securities.

2.1.6. Financial Statements. The Company has delivered to Buyer copies of the Company's unaudited balance sheet and related statements of income, copies of which are attached hereto as Schedule 2.1.6 (a) as of and for the months ended December 31, 1996 and copies of Legacy Drilling, Inc.'s unaudited balance sheet and related statements of income, copies of which are attached hereto as
Schedule 2.1.6 as of and for the months ended December 31, 1996 (collectively, the "12/31/96 Financial Statements") unaudited balance sheet (the "10/31 Balance Sheet") and related statements of income, copies of which are attached hereto as
Schedule 2.1.6 (b) (collectively, the "10/31 Financial Statements"), as of and for the ten (10) months ended October 31, 1997 (the "Balance Sheet Date"). The 12/31/96 Financial Statements and 10/31 Financial Statements are complete in all material respects. The 12/31/96 Financial Statements and 10/31 Financial Statements present fairly the financial condition of the Company and Legacy Drilling, Inc. as of the dates and for the periods indicated. The 10/31 Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. The accounts receivable reflected in the 12/31/96 Financial Statements and 10/31 Balance Sheet, or which have been thereafter acquired by the Company, have been collected or are collectible at the aggregate recorded amounts thereof less applicable reserves, which reserves are adequate. The inventories of the Company reflected in the 10/31 Balance Sheet, or which have thereafter been acquired by it, consist of items of a quality usable and salable in the normal course of the Company's business, and the values at which inventories are carried are at the lower of cost or market.


2.1.7. Liabilities. Except as disclosed on Schedule 2.1.7 hereto, the Company does not have any liabilities or obligations, either accrued, absolute or contingent, nor does any of the Shareholders have any knowledge of any potential liabilities or obligations, other than those (i)reflected or reserved against in the 10/31 Balance Sheet or (ii)incurred in the ordinary course of business since the Balance Sheet Date that would not materially adversely affect the value and conduct of the business of the Company

2.1.8. Additional Company Information. Attached as Schedule 2.1.8 hereto are true, complete and correct lists of the following items:

2.1.8.1. Real Estate. All real property and structures thereon owned, leased or subject to a contract of purchase and sale, or lease commitment, by the Company, with a description of the nature and amount of any Encumbrances (defined below) thereon. The term "Encumbrances" means all liens, security interests, pledges, mortgages, deed of trust, claims, rights of first refusal, options, charges, restrictions or conditions to transfer or assignment, liabilities, obligations, privileges, equities, easements, rights-of-way, limitations, reservations, restrictions and other encumbrances of any kind or nature;

2.1.8.2. Machinery and Equipment. All rigs, carriers, rig equipment, machinery, transportation equipment, tools, equipment, furnishings, and fixtures owned, leased or subject to a contract of purchase and sale, or lease commitment, by the Company with a description of the nature and amount of any Encumbrances thereon;

2.1.8.3. Inventory. All inventory items or groups of inventory items owned by the Company, excluding raw materials and work in process, which raw materials and work in process are valued on the 10/31 Balance Sheet, together with the amount of any Encumbrances thereon;

2.1.8.4. Receivables. All accounts and notes receivable of the Company, together with (i)aging schedules by invoice date and due date, (ii)the amounts provided for as an allowance for bad debts, (iii)the identity and location of any asset in which the Company holds a security interest to secure payment of the underlying indebtedness, and (iv)a description of the nature and amount of any Encumbrances on such accounts and notes receivable;

2.1.8.5. Payables. All accounts and notes payable of the Company, together with an appropriate aging schedule;

2.1.8.6. Insurance. All insurance policies or bonds currently maintained by the Company, including title insurance policies, with respect to the Company, including those covering the Company's properties, rigs, machinery, equipment, fixtures, employees and operations, as well as a listing of any premiums, audit adjustments or retroactive adjustments due or pending on such policies or any predecessor policies;

2.1.8.7. Contracts. All contracts, including leases under which the Company is essor or lessee, which are to be performed in whole or in part after the date hereof;

2.1.8.8. Employee Compensation Plans. All bonus, incentive compensation, deferred compensation, profit-sharing, retirement, pension, welfare, group insurance, death benefit, or other employee benefit or fringe benefit plans, arrangements or trust agreements of the Company or any employee benefit plan maintained by the Company (collectively, the "Employee Plans"), together with copies of the most recent reports with respect to such plans, arrangements, or trust agreements filed with any governmental agency and all Internal Revenue Service determination letters and other correspondence from governmental entities that have been received with respect to such plans, arrangements or agreements;

2.1.8.9. Certain Salaries. The names and salary rates of all present employees of the Company, and, to the extent existing on the date of this Agreement, all arrangements with respect to any bonuses to be paid to them from and after the date of this Agreement;

2.1.8.10. Bank Accounts. The name of each bank in which the Company has an account and the names of all persons authorized to draw thereon;

2.1.8.11. Labor Agreements. Any collective bargaining agreements of the Company with any labor union or other representative of employees, including amendments, supplements, and written or oral understandings, and all employment and consulting and severance agreements of the Company;

2.1.8.12. Intellectual Property. All patents, patent applications, trademarks and service marks (including registrations and applications therefor), trade names, copyrights and written know-how, trade secrets and all other similar proprietary data and the goodwill associated therewith (collectively, the "Intellectual Property") used by the Company;

2.1.8.13. Trade Names. All trade names, assumed names and fictitious names used or held by the Company, whether and where such names are registered and where used;

2.1.8.14. Licenses and Permits. All permits, authorizations, certificates, approvals, registrations, variances, waivers, exemptions, rights-of-way, franchises, ordinances, licenses and other rights of every kind and character (collectively, the "Permits") of the Company under which it conducts its business.

2.1.8.15 Promissory Notes. All long-term and short-term promisorry notes, installment contracts, loan agreements, credit agreements, and any other agreements of the installment contracts, loan agreements, credit agreements, and any other agreements of the Company relating thereto or with respect to collateral securing the same;

2.1.8.16. Guaranties. All indebtedness, liabilities and commitments of others and as to which the Company is a guarantor, endorser, co-maker, surety, or accommodation maker, or is contingently liable therefor and all letters of credit, whether stand-by or documentary, issued by any third party;

2.1.8.17. Reserves and Accruals. All accounting reserves and accruals maintained in the 10/31 Balance Sheet;

2.1.8.18. Leases. All leases to which the Company is a party; and

2.1.8.19. Environment. All environmental permits, approvals, certifications, licenses, registrations, orders and decrees applicable to current operations conducted by the Company and all environmental audits, assessments, investigations and reviews conducted by the Company within the last five years or otherwise in the Company's possession on any property owned, leased or used by the Company.

2.1.9. No Defaults. The Company is not a party to, or bound by, any contract or arrangement of any kind to be performed after the date hereof (except as provided in Schedule 2.1.8.7 hereto), nor is the Company in default in any obligation or covenant on its part to be performed under any obligation, lease, contract, order, plan or other arrangement.

2.1.10.  Absence of Certain  Changes  and  Events.  Other than as  specified  in
Schedule 2.1.10 hereto, since the Balance Sheet Date, there has not been:

2.1.10.1. Financial Change. Any material adverse change in the financial condition, backlog, operations, assets, liabilities or business of the Company;

2.1.10.2. Property Damage. Any material damage, destruction, or loss to the business or properties of the Company (whether or not covered by insurance);

2.1.10.3. Dividends. Any declaration, setting aside, or payment of any dividend or other distribution in respect of the Company Common Stock, or any direct or indirect redemption, purchase or any other acquisition by the Company of any such stock;

2.1.10.4. Capitalization Change. Any change in the capital stock or in the number of shares or classes of the Company's authorized or outstanding capital stock as described in Section 2.1.3 hereof;

2.1.10.6.  Other Adverse  Changes.  Any other event or condition known to any of
the  Shareholders   particularly  pertaining  to  and  adversely  affecting  the operations, assets or business of the Company.

2.1.11. Taxes.

2.1.11.1. General. All federal, state and local income, value added, sales, use, franchise, gross revenue, turnover, excise, payroll, property, employment, customs, duties and any and all other tax returns, reports, and estimates have been filed with appropriate governmental agencies, domestic and foreign, by the Company for each period for which any such returns, reports, or estimates were due (taking into account any extensions of time to file before the date hereof); all such returns are true and correct; the Company has only done business in the state of Texas; all taxes shown by such returns to be payable and any other taxes due and payable have been paid other than those being contested in good faith by the Company; and the tax provision reflected in the 10/31 Balance Sheet is adequate, except as disclosed in Schedule 2.1.11, in accordance with generally accepted accounting principles, to cover liabilities of the Company at the date thereof for all taxes, including any assessed interest, assessed penalties and additions to taxes of any character whatsoever applicable to the Company or its assets or business. No waiver of any statute of limitations executed by the Company with respect to any income or other tax is in effect for any period. The income tax returns of the Company have never been examined by the Internal Revenue Service or the taxing authorities of any other jurisdiction. There are no tax liens on any assets of The Company except for taxes not yet currently due. The Company is not subject to any tax-sharing or allocation agreement. The Company is not and never has been, a member of a consolidated group subject to Treasury Regulation 1.1502-6 or any similar provision.

2.1.11.2. Subchapter S Matters. The Company (i) made an effective, valid and binding S election pursuant to Section 1362 of the Code effective January 11, 1989, (ii) has since maintained its status as a S Corporation pursuant to
Section 1361 of the Code without lapse or interruption, and (iii) has made and continuously maintained elections similar to the federal S election in each state of local jurisdiction where the Company does business or is required to file a tax return to the extent such states or jurisdictions permit such elections. The Company neither is nor will or can be subject to the built-in gains tax under Section 1374 of the Code or any similar corporate level tax imposed on the Company by any taxing authority. The Company (i) has not adopted or utilized LIFO as a method of accounting for inventory, and (ii) has no other tax item, election, agreement or adjustment which will accelerate or trigger income or deferred deductions of the Company as a result of termination of the Company's status as an S Corporation.

2.1.11.3. 338(h)(10) Election. If the Buyer elects to file an election to treat the acquisition of the Company Shares as an asset purchase under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended, Shareholders agree to execute and deliver to Buyer any documents required to be executed by Shareholders in connection with such election, and Buyer will compensate and indemnify the Shareholders for any increased tax liability resulting therefrom. In addition, Buyer will indemnify and reimburse Shareholders for any additional tax that may be deemed to be paid by Shareholders on income created by Buyer compensating Shareholders for taxes paid on a Section 338(h)(10) election increase in asset values.

2.1.12. Intellectual Property. The Company owns or possesses licenses to use all Intellectual Property that is either material to the business of the Company or that is necessary for the rendering of any services rendered by the Company and the use or sale of any equipment or products used or sold by the Company, including all such Intellectual Property listed in Schedule 2.1.8 hereto (the "Required Intellectual Property"). The Required Intellectual Property is owned or licensed by the Company free and clear of any Encumbrance. The Company has not granted to any other person any license to use any Required Intellectual Property. The Company has not received any notice of infringement, misappropriation, or conflict with, the Intellectual Property rights of others in connection with the use by the Company of the Required Intellectual Property or otherwise in connection with the Company's operation of its business.


2.1.13. Title to and Condition of Assets. The Company has good, indefeasible and marketable title to all its properties, interests in properties and assets, real and personal, reflected in the 10/31 Balance Sheet or in Schedule 2.1.8 hereto, free and clear of any Encumbrance of any nature whatsoever, except
(i)Encumbrances reflected in the 10/31 Balance Sheet or in Schedule 2.1.8 hereto, (ii)liens for current taxes not yet due and payable, and (iii) such imperfections of title, easements and Encumbrances, if any, as are not substantial in character, amount, or extent and do not and will not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair business operations. All leases pursuant to which the Company leases (whether as lessee or lessor) any substantial amount of real or personal property are in good standing, valid, and effective; and there is not, under any such leases, any existing default or event of default or event which with notice or lapse of time, or both, would constitute a default by the Company and in respect to which the Company has not taken adequate steps to prevent a default from occurring. The buildings and premises of the Company that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear. All rigs, rig equipment, machinery, transportation equipment, tools and other major items of equipment of the Company are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as to not substantially interfere with the continued use thereof in the conduct of normal operations. To the best of each Shareholder's knowledge, all such assets conform to all applicable laws governing their use. No notice of any violation of any law, statute, ordinance, or regulation relating to any such assets has been received by the Company or any of the Shareholders, except such as have been fully complied with.

2.1.14. Contracts. All contracts, leases, plans or other arrangements to which the Company is a party, by which it is bound or to which it or its assets are subject are in full force and effect, and constitute valid and binding obligations of the Company. The Company is not, and to the knowledge of any of the Shareholders, no other party to any such contract, lease, plan or other arrangement is, in default thereunder, and no event has occurred which (with or without notice, lapse of time, or the happening of any other event) would constitute a default thereunder. No contract has been entered into on terms which could reasonably be expected to have an adverse effect on the Company. None of the Shareholders has received any information, except that Mayfield may become employed by a company in competition with the Company, which would cause such Shareholder to conclude that any customer of the Company will cease doing business with the Company (or its successors) as a result of the consummation of the transactions contemplated hereby.

2.1.15. Licenses and Permits. The Company possesses all Permits necessary under law or otherwise for the Company to conduct its business as now being conducted and to construct, own, operate, maintain and use its assets in the manner in which they are now being constructed, operated, maintained and used, including all such Permits listed in Schedule 2.1.8 hereto (collectively, the "Required Permits"). Each of the Required Permits and the Company's rights with respect thereto is valid and subsisting, in full force and effect, and enforceable by the Company subject to administrative powers of regulatory agencies having jurisdiction. The Company is in compliance in all respects with the terms of each of the Required Permits. None of the Required Permits have been, or to the knowledge of any of the Shareholders, is threatened to be, revoked, canceled, suspended or modified.

2.1.16. Litigation. Except as set forth in Schedule 2.1.16 hereto, there is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending to which the Company is a party or, to the knowledge of any of the Shareholders, might become a party or which particularly affects the Company or its assets, nor is any change in the zoning or building ordinances directly affecting the real property or leasehold interests of the Company, pending or, to the knowledge of any of the Shareholders, threatened.

2.1.17. Environmental Compliance.

2.1.17.1. Environmental Conditions. Except as disclosed in Schedule 2.1.17.1, there are no environmental conditions or circumstances, including, without limitation, the presence or release of any Substance of Environmental Concern, on any property presently or previously owned, leased or operated by the Company, or on any property to which any Substance of Environmental Concern or waste generated by the Company's operations or use of its assets were disposed of, which would have a result a material adverse effect on the business or business prospects of the Company. The term "Substance of Environmental Concern" means (a) any gasoline, petroleum (including crude oil or any fraction thereof), petroleum product, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutant, contaminant, radiation and any other substance of any kind, whether or not any such substance is defined as toxic or hazardous under any Environmental Law (as defined in Section 2.1.17.3 hereof), that is regulated pursuant to or could give rise to liability under any Environmental Law;

2.1.17.2. Permits, etc. Except as disclosed in Schedule 2.1.17.2, the Company has, and within the period of all applicable statute of limitations has had, in full force and effect all environmental Permits required to conduct its operations, and is, within the period of all applicable statutes of limitations has been, operating in compliance thereunder;

2.1.17.3. Compliance. Except as disclosed in Schedule 2.1.17.3, the Company's operations and use of its assets are, and within the period of all applicable statutes of limitations, have been in compliance with applicable Environmental Law. "Environmental Law" as used herein means any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, and other legally enforceable requirements (including, without limitation, common law) of the United States, or any State, local, municipal or other governmental authority or quasi-governmental authority, regulating, relating to, or imposing liability or standards of conduct concerning protection of the environmental or of human health, or employee health and safety as from time to time has been or is now in effect.

2.1.17.4. Environmental Claims. No notice has been received by the Company or any of the Shareholders from any entity, governmental agency or individual regarding any existing, pending or threatened investigation, inquiry, enforcement action. litigation, or liability, including, without limitation any claim for remedial obligations, response costs or contribution, relating to any Environmental Law;

2.1.17.5. Enforcement. The Company, and to the knowledge of any of the Shareholders, no predecessor of the Company or other party acting on behalf of the Company, has entered into or agreed to any consent, decree, order, settlement or other agreement, nor is subject to any judgment, decree, order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law;

2.1.17.6. Liabilities. The Company has not assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law;

2.1.17.7. Renewals. None of the Shareholders knows of any reason the Company (or its successors) would not be able to renew without material expense any of the permits, licenses, or other authorizations required pursuant to any of the Environmental Law to conduct and use any of the Company's current or planned operations; and

2.1.17.8. Asbestos and PCBs. No material amounts of friable asbestos currently exist on any property owned or operated by the Company, nor do polychlorinated biphenyls exist in concentrations of 50 parts per million or more in electrical equipment owned or being used by the Company in its operations or on its properties.

2.1.18. Compliance with Other Laws. The Company is not in violation of or in default with respect to, or in alleged violation of or alleged default with respect to, the Occupational Safety and Health Act (29 U.S.C. ''651 et seq.) As amended, or any other applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality.


2.1.19. ERISA Plans and Labor Issues. Except as identified in Schedule 2.1.19, the Company does not currently sponsor, maintain or contribute to, and has not at any time sponsored, maintained or contributed to, any Employee Plan (as defined in Section 2.1.19 hereof) or any employee benefit plan which is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in which any of its employees are or were participants (whether on an active or frozen basis). Each Employee Plan set forth in Schedule
2.1.19 complies currently, and has complied in the past, in form and operation, with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code") and other applicable laws including, without limitation, all qualification and reporting and disclosure requirements. Also, with respect to each Employee Plan, the Company and any other party in interest has not engaged in any prohibited transaction or any violation of its fiduciary duties to such plan. All contributions required to be made to each Employee Plan under the terms of such Employee Plan, ERISA or other applicable law have been timely made and there are no delinquent contributions as of the Closing Date. None of the Employee Plans (i) is a "multiemployer plan" (as defined in Section 3(37) of ERISA), (ii) is a defined benefit pension plan subject to Title IV of ERISA,
(iii) is a "voluntary employees' beneficiary association" within the meaning of Code Section 501(c)(9), (iv) provides for medical or other insurance benefits to current or future retired employees or former employees of the Company (other than as required for group health plan continuation coverage under Code Section 4980B ("COBRA") or applicable state law), or (v) obligates the Company to pay any benefits solely as a result of a change in control of the Company. During the six years preceding the Closing Date, (i) no underfunded pension plan subject to Section 412 of the Code has been transferred out of the Company, (ii) the Company has not participated in or contributed to, or had an obligation to contribute to, any multiemployer plan (as defined in ERISA Section 3(37)) and has no withdrawal liability with respect to any multiemployer plan, and (iii) the Company has not maintained any pension plan subject to Title IV or ERISA. There are no claims, lawsuits or regulatory actions which have been asserted, instituted or threatened against any Employee Plan by any fiduciary or participant of such plan, except routine claims for benefits thereunder, or by any governmental entity. The Company has no collective bargaining agreements with any labor union or other representative of employees. The Company has not engaged in any unfair labor practices. The Company is not aware of any pending or threatened dispute with any of its existing or former employees.

2.1.20. Insurance. All premiums due and payable under the insurance policies or bonds identified on Schedule 2.1.8.6 have been paid. The Company is not, and but for a requirement that notice be given or that a period of time elapse or both would not be, in violation of any of the insurance policies listed on such Schedule.

2.1.21. Investigations; Litigation. No investigation or review by any governmental entity with respect to the Company or any of the transactions contemplated by this Agreement is pending or, to the knowledge of any of the Shareholders, threatened, nor has any governmental entity indicated to the Company an intention to conduct the same, and there is no action, suit or proceeding pending or, to the knowledge of any of the Shareholders, threatened against or affecting the Company at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, that either individually or in the aggregate, does or is likely to result in any material adverse change in the financial condition, properties or business of the Company.


2.1.22. Absence of Certain Business Practices. Except as disclosed on Schedule 2.1.22, neither the Company nor any officer, employee or agent of the Company, nor any other person acting on its behalf, has, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any customer, supplier, government employee or other person who is or may be in a position to help or hinder the business of the Company (or to assist the Company in connection with any actual or proposed transaction) which (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in the 10/31 Financial Statements, or (iii) if not continued in the future, might materially adversely effect the assets, business operations or prospects of the Company or which might subject the Company to suit or penalty in a private or governmental litigation or proceeding.

2.1.23. No Untrue Statements. The Company and each of the Shareholders have made available to Buyer true, complete and correct copies of all contracts, documents concerning all litigation and administrative proceedings, licenses, permits, insurance policies, lists of suppliers and customers, and records relating principally to the Company's assets and business, and such information covers all commitments and liabilities of the Company relating to its business or the assets. This Agreement and the agreements and instruments to be entered into in connection herewith do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading in any material respect.

2.1.24. Consents and Approvals. No consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, or any other person or entity other than the Shareholders, is required to be made or obtained by the Company or any of the Shareholders in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

2.1.25. Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Shareholders and their counsel directly with Buyer and its counsel, without the intervention of any other person in such manner as to give rise to any valid claim against Buyer or the Company for a brokerage commission, finder's fee or any similar payments.

2.2. Representations and Warranties of Buyer. Buyer represents and warrants to each of the Shareholders as follows

2.2.1. Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on its financial condition, properties or business.

2.2.2. Agreement Authorized and its Effect on Other Obligations. The consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Buyer, and this Agreement is a valid and binding obligation of Buyer enforceable (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement by Buyer will not conflict with or result in a violation or breach of any term or provision of, or constitute a default under (a) the Certificate of Incorporation or Bylaws of Buyer or (b) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which Buyer or any of its property is bound.

2.2.3. Consents and Approvals. No consent, approval or authorization of, or filing of a registration with, any governmental or regulatory authority, or any other person or entity is required to be made or obtained by Buyer in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

2.2.4. Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Buyer and its counsel directly with the Company and the Shareholders and their counsel, without the intervention by any other person as the result of any act of Buyer in such a manner as to give rise to any valid claim against any of the parties hereto for any brokerage commission, finder's fee or any similar payments.


                                    ARTICLE 3

                              Additional Agreements


3.1. Noncompetition. Except as otherwise consented to or approved in writing by Buyer, Loveless agrees that for a period of 36 months from the date hereof, Loveless will not, directly or indirectly acting alone or as a member of a partnership or as an officer, director, employee, consultant, representative, holder of, or investor in as much as 5% of any security of any class of any corporation or other business entity (i) engage in competition with the business or businesses of well servicing, oil field trucking and oil and gas contract drilling conducted by the Company, Buyer or any affiliate of Buyer on the date hereof, or in any service business the services of which are provided and marketed by the Company, Buyer or any affiliate of Buyer on the date hereof within a 150-mile radius of Abilene, Texas; (ii) request any present customers or suppliers of the Company to curtail or cancel their business with Buyer or any affiliate of Buyer; (iii) disclose to any person, firm or corporation any trade, technical or technological secrets of the Company, Buyer or any affiliate of Buyer or any details of their organization or business affairs or (iv) induce or actively attempt to influence any employee of the Company, Buyer or any affiliate of Buyer to terminate his employment. Except as otherwise consented to or approved in writing by Buyer, Miller agrees that for a period of 36 months from the date hereof, Miller will not, directly or indirectly acting alone or as a member of a partnership or as an officer, director, employee, consultant, representative, holder of, or investor in as much as 5% of any security of any class of any corporation or other business entity (i) engage in competition with the business of oil and gas contract drilling conducted by the Company, Buyer or any affiliate of Buyer on the date hereof, or any service business the services of which are provided and marketed by the Company, Buyer or any affiliate of
Buyer on the date hereof within a 150-mile radius of Abilene, Texas; (ii) request any present customers or suppliers of the Company to curtail or cancel their business with Buyer or any affiliate of Buyer; (iii) disclose to any person, firm or corporation any trade, technical or technological secrets of the Company, Buyer or any affiliate of Buyer or any details of their organization or business affairs or (iv) induce or actively attempt to influence any employee of the Company, Buyer or any affiliate of Buyer to terminate his employment; however, nothing in this Section 3.1 shall be construed to prevent Miller from being engaged in the oil and gas contract drilling business as an employee of a party or entity that is not owned in whole or in part by Miller. Loveless and Miller agree that if either the length of time or geographical area set forth in the Section 3.1 is deemed too restrictive in any court proceeding, such court may reduce such restrictions to those which it deems reasonable under the circumstances. The obligations expressed in this Section 3.1 are in addition to any other obligations that the Shareholders may have under the laws of the states in which they do business requiring an employee of a business or a shareholder who sells his stock in a corporation (including a disposition in a merger) to limit his activities so that the goodwill and business relations of his employer and of the corporation whose stock he has sold (and any successor corporation) will not be materially impaired. Loveless and Miller further agree and acknowledge that the Company, Buyer and its affiliates do not have any adequate remedy at law for the breach or threatened breach by either Loveless or Miller of this covenant, and agree that the Company, Buyer or any affiliate of Buyer may, in addition to the other remedies which may be available to it hereunder, file a suit in equity to enjoin Loveless or Miller from such breach or threatened breach. If any provisions of this Section 3.1 are held to be invalid or against public policy, the remaining provisions shall not be affected thereby. Loveless and Miller acknowledge that the covenants set forth in this
Section 3.1 are being executed and delivered by such Shareholder in consideration of the covenants of Buyer contained in this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged. In return for the noncompetition covenants contained in this Section 3.1, Buyer shall pay $255,000 to Jackie Loveless and $45,000 to J. W. Miller, in 36 equal monthly installments, commencing March 1, 1998. Notwithstanding any provision contained in this Section 3.1, in the event that Buyer fails to employ Miller or terminates Miller without cause, the obligations of Miller contained in Section
3.1 of this Agreement shall terminate and be of no further force and effect however, the obligations of Buyer under this Section 3.1 will continue in full force and effect.

3.2. Further Assurances. From time to time, as and when requested by any party hereto, any other party hereto shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to effectuate the transactions contemplated hereby.

                                    ARTICLE 4

                                 Indemnification

4.1. Indemnification by the Shareholders. In addition to any other remedies available to Buyer under this Agreement, or at law or in equity, each of the Shareholders shall jointly and severally indemnify, defend and hold harmless the Company, Buyer and their affiliates and their respective officers, directors, employees, agents and stockholders (collectively, the "Buyer Indemnified Parties"), against and with respect to any and all claims, costs, damages, losses, expenses, obligations, liabilities, recoveries, suits, causes of action and deficiencies, including interest, penalties and reasonable fees and expenses of attorneys, consultants and experts (collectively, the "Damages") that the Buyer Indemnified Parties shall incur or suffer, which arise, result from or relate to (i) any breach by any of the Shareholders of (or the failure of any of the Shareholders to perform) their respective representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to Buyer by any of the Shareholders under this Agreement (ii) any environmental matters scheduled on Schedules 2.1.17.1, 2.1.17.2, 2.1.17.3 or (iii) the Company's ownership and/or operation of those properties distributed to the Shareholders prior to the date hereof referred to in Schedule 2.1.10 hereto (the "Indemnification"). The Indemnification provided by Mayfield and Miller shall be limited to $262,048.00 each.

4.2. Indemnification by Buyer. In addition to any other remedies available to the Shareholders under this Agreement, or at law or in equity, Buyer shall indemnify, defend and hold harmless each of the Shareholders against and with respect to any and all Damages that such indemnitees shall incur or suffer, which arise, result from or relate to any breach of, or failure by Buyer to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to any of the Shareholders by or on behalf of Buyer under this Agreement.


4.3. Indemnification Procedure. In the event that any party hereto discovers or otherwise becomes aware of an indemnification claim arising under Section 4.1 or
4.2 of this Agreement, such indemnified party shall give written notice to the indemnifying party, specifying such claim, and may thereafter exercise any remedies available to such party under this Agreement; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. Further, promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to Section 4.1 or 4.2 hereof, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such indemnified person. An indemnifying party who elects not to assume the defense of a claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim or with respect to claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any action brought against it if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party, the expenses of such defense to be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action, the defense of which has been assumed by an indemnifying party, without the consent of such indemnifying party, which consent shall not be unreasonably withheld or delayed.


                                    ARTICLE 5

                                   The Closing

5.1. Time and Place. The Closing ("Closing") of the transactions contemplated by this Agreement shall take place at 9.00 a.m., local time, on January 30, 1998, at, 104 Pine Street, Abilene, Texas, or at such other time and place as the parties might hereafter mutually agree in writing. The date on which Closing occurs is referred to in this Agreement as the "Closing Date".

5.2. Deliveries. At the Closing, the following shall occur:

(a) The Shareholders shall transfer good, marketable and valid title to the Company Shares to Buyer, free and clear of liens, claims and encumbrances, by endorsing and delivering the stock certificates referred to in Section 1.2;

(b) Thomas W. Choate, counsel to the Shareholders, shall deliver its opinion of counsel covering such matters as may be requested by Buyer;

(c) Buyer, Shareholders and the Escrow Agent shall execute and deliver the Escrow Agreement;

(d) Buyer shall pay to Shareholders in immediately available funds, the purchase price specified in Section 1.1, as adjusted pursuant to this Agreement, less the Escrowed Funds; and

(e) Buyer shall pay the Escrowed Funds to the Escrow Agent in immediately available funds for its handling in accordance with this Agreement and the Escrow Agreement.

(f) Buyer shall deliver an original executed Certificate of the Secretary of Buyer certifying that resolutions contained therein authorizing the transactions contemplated by this Agreement were duly adopted by the Board of Directors of Buyer and have not been amended.

                                    ARTICLE 6

                                  Miscellaneous

6.1. Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and agreements made by the parties hereto shall survive indefinitely without limitation, notwithstanding any investigation made by or on behalf of any of the parties hereto. All statements contained in any certificate, schedule, exhibit or other instrument delivered pursuant to this Agreement shall be deemed to have been representations and warranties by the respective party or parties, as the case may be, and shall also survive indefinitely despite any investigation made by any party hereto or on its behalf.

6.2. Entirety. This Agreement embodies the entire agreement among the parties with respect to the subject matter hereof, and all prior agreements between the parties with respect thereto are hereby superseded in their entirety.

6.3. Counterparts. Any number of counterparts of this Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

6.4. Notices and Waivers. Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by courier, sent by facsimile transmission or first class registered or certified mail, postage prepaid, return receipt requested:

                                   If to Buyer
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Addressed to:                             With a copy to:
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Key Energy Drilling, Inc.                 Cotton, Bledsoe, Tighe & Dawson
Two Tower Center, Tenth Floor             P. O. Box 2776
East Brunswick, New Jersey 08816          Midland, Texas 79702-2776
Attn: General Counsel                     Attn: Richard T. McMillan
Facsimile:  (908) 247-5148                Facsimile:  (915) 682-3672

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                              If to any Shareholder

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     Addressed to:                        With a copy to:
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     Jack B. Loveless                     Thomas W. Choate
     P. O. Box 303                        Attorney at Law
     Tye, Texas 79563                     P. O. Box 206
                                          Abilene, Texas 79604
     Jim Mayfield
     1501 CR 134
     Ovalo, Texas 79541

     J. W. Miller
     301 Bowie
     Clyde, Texas 79510

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Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, with return receipt requested, shall be deemed to be received on the third business day after so mailed, and if delivered by courier or facsimile to such address, upon delivery during normal business hours on any business day.

6.5. Table of Contents and Captions. The table of contents and captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

6.6. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

6.7. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

6.8. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the applicable laws of the State of Texas.

IN WITNESS WHEREOF, the Shareholders have executed this Agreement and the other parties hereto have caused this Agreement to be signed in their respective corporate names by their respective duly authorized representatives, all as of the day and year first above written.


KEY ENERGY DRILLING, INC.


By:
Joe Dee Brooks, President


SHAREHOLDERS



JACK B. LOVELESS




JIM MAYFIELD


J. W. MILLER